Exhibit 4.1

FOCUS FINANCIAL PARTNERS INC.

REGISTRATION RIGHTS AGREEMENT

Dated July 30, 2018

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 30, 2018, by and among Focus Financial Partners Inc., a Delaware corporation (the “Company”), Focus Financial Partners, LLC, a Delaware limited liability company (“Focus LLC”), the members of Focus LLC listed on the schedule of Members maintained by Focus LLC from time to time (the “Members”) and the stockholders of the Company listed on the signature page hereof (collectively, the “Stockholders”).

WHEREAS, the Company and the Members are parties to the Fourth Amended and Restated Operating Agreement of Focus LLC, dated the date hereof (as amended from time to time, the “Operating Agreement”), establishing and setting forth, among other things, their agreement with respect to certain rights and obligations associated with ownership of Units, as defined in the Operating Agreement (the “Units”);

WHEREAS, as of the date hereof, the Company has completed an initial public offering of shares of its Class A Common Stock (the “Initial Public Offering”);

WHEREAS, in connection with the Initial Public Offering and the entry into the Operating Agreement, the Company has agreed to provide the registration rights set forth in this Agreement; and

WHEREAS, this Agreement is incorporated into, and forms an integral part of, the Operating Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Certain Definitions.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” shall have the meaning set forth in Section 2.2.3 of this Agreement.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Affiliated Investor” means, with respect to any Holder, (i) any investment fund or holding company that is directly or indirectly managed or advised by a manager or advisor of such Holder or any of its Affiliates and (ii) any of its Affiliates or any other Person who or which is otherwise an Affiliate of any such Holder (other than the Company and its subsidiaries).

“Agreement” shall have the meaning set forth in the Preamble of this Agreement.

“Blocker Merger Agreements” means the Blocker Merger Agreements dated the date hereof, among the Company, certain of its subsidiaries, and the Members named therein.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class A Common Stock Equivalents” means any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Common Stock and securities convertible or exchangeable into Class A Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of such future event, including Units and the Class B Common Stock of the Company.

“Company” shall have the meaning set forth in the Preamble of this Agreement.

“Company Notice” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Company Primary Offering” shall have the meaning set forth in Section 2.3(c) of this Agreement.

“Demand Notice” shall have the meaning set forth in Section 2.2.2(b) of this Agreement.

“Demand Offering” shall have the meaning set forth in Section 2.2.1(a) of this Agreement.

“Demand Request” shall have the meaning set forth in Section 2.2.1(a) of this Agreement.

“Effective Date” means effective date of the Company’s registration statement on Form S-1 filed in connection with the Initial Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities registered on Form S-4 or S-8 or any similar successor forms and (ii) securities registered to effect the acquisition of, or combination with, another Person, other than in each case the registration and sale of securities by the Company in which it receives cash proceeds.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Focus LLC” shall have the meaning set forth in the Preamble of this Agreement.

“Holder” means any Member or Stockholder, including their Permitted Transferees, provided that a Person shall cease to be a Holder at the time such Person ceases to hold Registrable Shares.

“Holder Affiliates” shall have the meaning set forth in Section 2.8(a) of this Agreement.

“Informed Holder” means each Non-Private Equity Holder that has delivered written notice to the Company that such Non-Private Equity Holder wishes to receive each Demand Notice and each Company Notice, which written notice may be revoked by such Non-Private Equity Holder at any time by further written notice to the Company, with such revocation to be effective seven (7) days after receipt of such further notice.

“Initial Public Offering” shall have the meaning set forth in the Recitals of this Agreement.

“Inspectors” shall have the meaning set forth in Section 2.6(h) of this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Shares.

“Launch Date” shall have the meaning set forth in Section 2.5(a) of this Agreement.

“Lockup Period” shall have the meaning set forth in Section 2.5(b) of this Agreement.

“Majority Requesting Holders” shall have the meaning set forth in Section 2.2.2(d) of this Agreement.

“Material Adverse Effect” shall have the meaning set forth in Section 2.2.2(d) of this Agreement.

“Members” shall have the meaning set forth in the Preamble of this Agreement.

“Non-Private Equity Holders” shall mean Holders that are not Private Equity Holders.

“Non-Private Equity Offering” shall have the meaning set forth in Section 2.3(a).

“Operating Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Other Requesting Persons” shall have the meaning set forth in Section 2.2.2(b) of this Agreement.

“Permitted Transferee” shall have the meaning set forth in Section 2.9(a) of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Notice” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Piggyback Registration” shall have the meaning set forth in Section 2.3(c) of this Agreement.

“Primary Shares” means shares of Class A Common Stock issued by the Company after the date hereof other than Synthetic Primary Shares.

“Private Equity Holders” shall mean Holders that are Private Equity Investors or their Affiliates or Permitted Transferees.

“Private Equity Investors” means Stone Point Capital LLC and Kohlberg Kravis Roberts & Co. L.P.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means an underwritten Public Offering and sale of Class A Common Stock pursuant to a registration statement, including a “bought” deal or “overnight” Public Offering.

“Records” shall have the meaning set forth in Section 2.6(h) of this Agreement.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (i) shares of Class A Common Stock issued to the Holders in connection with the Initial Public Offering, (ii) shares of Class A Common Stock issuable upon exchange of the Units held by the Holders at the closing of the Initial Public Offering, and (iii) shares of Class A Common Stock issuable upon exchange of Units issued after the Initial Public Offering and designated as Registrable Shares by the Company in connection with the issuance of such Units (subject to such limitations or qualifications as may be established in connection with issuance); provided, however, that Registrable Shares shall not include any shares of Class A Common Stock (A) that have been sold pursuant to an effective registration statement under the Securities Act, (B) that have been sold pursuant to Rule 144 under the Securities Act, (C) that have been transferred to anyone other than a Permitted Transferee, or (D) that have ceased to be outstanding.

“Registration Expenses” shall have the meaning set forth in Section 2.7 of this Agreement.

“Registration Statement” means a Shelf Registration Statement or a registration statement filed in order to effect a Demand Offering, a Non-Private Equity Offering or a Company Primary Offering.

“Registration Suspension” shall have the meaning set forth in Section 2.4 of this Agreement.

“Required Filing Date” shall have the meaning set forth in Section 2.2.2(c) of this Agreement.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Eligibility Date” means the date following completion of twelve (12) calendar months after the Effective Date, whether or not on such date the Company becomes eligible to utilize Form S-3 to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act.

“Shelf Period” shall have the meaning set forth in Section 2.1(b) of this Agreement.

“Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“Shelf Resale” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Standing Instructions” shall have the meaning set forth in Section 2.1(d) of this Agreement.

“Standing Instructions Holders” means, at any time, the Non-Private Equity Holders who have given the Company Standing Instructions.

“Stockholders” shall have the meaning set forth in the Preamble of this Agreement.

“Synthetic Primary Shares” shall have the meaning set forth in Section 2.2.2(b) of this Agreement.

“Units” shall have the meaning set forth in the Recitals of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1          Shelf Registration Statement.

(a)           As promptly as practicable following the Shelf Eligibility Date, the Company shall file with the SEC a shelf registration statement on Form S-3 or Form S-1 or a successor form (a “Shelf Registration Statement”) relating to the offer and sale on a delayed or continuous basis in accordance with Rule 415 under the Securities Act of all Registrable Shares by the Holders from time to time and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable.

(b)           The Company shall use its reasonable best efforts to keep a Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the date as of which all Registrable Shares covered by such Shelf Registration Statement have been sold thereunder or otherwise cease to be Registrable Shares (such period of effectiveness, the “Shelf Period”). The Company shall not be deemed to have used its reasonable best efforts to keep a Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders covered by a Shelf Registration Statement not being able to offer and sell any Registrable Shares pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Registration Suspension (as defined below) or (y) required by applicable law.

(c)           Except as otherwise provided in this Agreement and subject to any applicable transfer restrictions in the Operating Agreement, the Blocker Merger Agreements and applicable law, each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell its Registrable Shares then registered pursuant to such Shelf Registration Statement (each, a “Shelf Resale”). Except as otherwise provided in Section 2.2 below, a Holder initiating a Shelf Resale shall not be required to permit the offer and sale of Registrable Shares by any other Holders in connection with any such Shelf Resale.

(d)           The Company shall from time to time solicit from each Non-Private Equity Holder written instructions to include in any Demand Offering or Non-Private Equity Offering after the Shelf Eligibility Date a specified number of Registrable Shares so long as the price to the public per share of Class A Common Stock in such Demand Offering or Non-Private Equity Offering equals or exceeds one or more minimum prices specified by the Company (the “Standing Instructions”).  Each Non-Private Equity Holder who provided Standing Instructions may revoke or modify them by further written notice to the Company, which revocation or modification shall become effective seven (7) days after receipt of such further notice.

2.2          Demand Registration Rights.

2.2.1       Demand Requests.

(a)           Except as otherwise provided in this Section 2.2, at any time on or after the 180th day following the Effective Date, any one or more of the Private Equity Holders may request the Company in writing (a “Demand Request”) to sell all or any portion of its or their Registrable Shares in a Public Offering (each, a “Demand Offering”); provided, however, that in no event shall the Company be obligated under this Section 2.2 to effect more than one (1) Demand Offering on Form S-1 or a successor form in any 90-day period or more than three (3) Demand Offerings in any 12-month period commencing on the Effective Date and any anniversary thereof. Notwithstanding the foregoing, no Demand Request will be effective hereunder unless the net proceeds (net of underwriting fees and commissions) to the Private Equity Holders from the sale of the Registrable Shares included in such request are reasonably expected to exceed $50,000,000 or such request includes all Registrable Shares owned by the requesting Private Equity Holders at such time.

(b)           Notwithstanding the foregoing, no Demand Offering shall be deemed to have occurred for purposes of this Section 2.2.1 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for 90 days (or such shorter period as shall terminate when all Registrable Shares covered by such Registration Statement have been sold) or (iii) the Demand Offering pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court. The Company shall bear and pay all Registration Expenses (as provided in Section 2.7); provided, however, that in the event the Private Equity Holders revoke a Demand Offering (which revocation may only be made prior to the Company requesting acceleration of effectiveness of the relevant Registration Statement or, in the case of a shelf takedown, prior to the signing of an underwriting agreement or similar agreement) and the Company has incurred Registration Expenses and not been reimbursed by such Private Equity Holders, then such Demand Offering shall count as having been effected for purposes of this Section 2.2.1.

(c)           Notwithstanding the foregoing, if 20% or more of the Registrable Shares included in a Demand Request are excluded from the Demand Offering pursuant to Section 2.2.2(d) below, then the Private Equity Holders shall have the right, with respect to such exclusion, to request one additional Demand Offering during the relevant 12-month period.

2.2.2       General Procedures.

(a)           Each Demand Request shall specify: (i) the number of Registrable Shares proposed to be sold and (ii) the intended method of disposition, to the extent then known.

(b)           Upon receipt of any Demand Request, the Company shall promptly (but in any event within the shorter of (i) five (5) days and (ii) the number of days from the Demand Request to the date of such Demand Offering) give written notice (the “Demand Notice”) of such proposed Demand Offering to the other Private Equity Holders and, subject to the proviso, all Informed Holders; provided, however, the Company shall not provide any Demand Notice to any Non-Private Equity Holder who is not an Informed Holder and shall not be obligated to, but may use its discretion after consultation with the Private Equity Holders requesting such Demand Offering, to provide a Demand Notice to Informed Holders in connection with a Demand Offering that is a “bought deal” or an “overnight” Public Offering pursuant to an effective Shelf Registration Statement; provided that the delivery of such Demand Notice will not delay the proposed Demand Offering. Each other Private Equity Holder and Informed Holder that receives a Demand Notice shall have the right, exercisable by written notice to the

Company within such period of time specified by the Company in such Demand Notice (but not to exceed five (5) days), to irrevocably elect to include in such Demand Offering such portion of its Registrable Shares as it may request (each such electing Informed Holder, an “Other Requesting Persons”).  Each Other Requesting Person may condition the inclusion of any Registrable Shares or any specified number of Registrable Shares in such Demand Offering on the price to the public per share of Class A Common Stock in such Demand Offering being equal to or exceeding one or more minimum prices specified by the Company in such Demand Notice.

Notwithstanding anything to the contrary in the immediately preceding paragraph, if Standing Instructions provide for Registrable Shares held by Standing Instructions Holders to be included in the Demand Offering, and the Demand Offering requested pursuant to this Section 2.2.2(b) is a “bought deal” or an “overnight” Public Offering pursuant to an effective Shelf Registration Statement after the Shelf Eligibility Date, the Company shall (absent other instructions by any Standing Instructions Holder) include in such Demand Offering shares of Class A Common Stock to be issued and sold by the Company for its own account (the “Synthetic Primary Shares”) and use the proceeds to the Company from such Demand Offering solely to purchase outstanding Units pursuant to such Standing Instructions and pay related fees and expenses. In such event, such Standing Instructions Holders shall not be included in a Demand Offering for a “bought deal” or an “overnight” Public Offering. In addition, no Non-Private Equity Holders shall be included in a Demand Offering for a ‘bought deal” or an “overnight” Public Offering unless the Company has delivered a Demand Notice to it and such Non-Private Equity Holder elects to be included in accordance with the terms of the immediately preceding paragraph.

(c)           Subject to Section 2.2.3, if a Shelf Registration Statement has not been declared effective by the SEC, upon receipt of any Demand Request, the Company shall (i) use its reasonable best efforts to file a Registration Statement as soon as reasonably practicable and in no event later than sixty (60) days in the case of a Registration Statement on Form S-1 and twenty (20) days in the case of a Registration Statement on Form S-3 (or, in each case, any successor form) after receiving such Demand Request (the “Required Filing Date”) and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as reasonably practicable.

(d)           The Holders of a majority of the Registrable Shares included in the Demand Request (the “Majority Requesting Holders”) shall have the right to select the investment banking firm or firms to manage the Demand Offering (which firms shall be represented by counsel designated by the Company), provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. If such firm or firms advise the Company and the Majority Requesting Holders that the inclusion of all Registrable Shares and Synthetic Primary Shares requested to be included in the Demand Offering would materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), the Company shall include in such Demand Offering the number of Registrable Shares and Synthetic Primary Shares which can be so sold without causing a Material Adverse Effect pro rata among the Holders who delivered the Demand Request, the Other Requesting Persons and the Company on the basis of the number of Registrable Shares owned by each such Holder as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter) and, in the case of the Synthetic Primary Shares, the number of Registrable Shares owned by the Standing Instructions Holders as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter).

2.2.3       Deferral of Filing. If a Demand Request is received and there is not an effective Shelf Registration Statement on file with the SEC, the Company may, upon prior written notice to the Holders, defer (but not more than once in any 12-month period) the filing (but not the preparation) of the Registration Statement for the Demand Offering for a reasonable period of time not to exceed 60 days after the Required Filing Date (or, if longer, 60 days after the filing date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in connection with such Registration Statement (but would not be required if such Registration Statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders (an “Adverse Disclosure”), or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a Company Primary Offering pursuant to Section 2.3, and the Company had taken substantial steps (including, without limitation, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a Registration Statement pursuant to this Section 2.2.3 shall be lifted, and the Registration Statement shall be filed promptly, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed Company Primary Offering is completed or abandoned. In order to defer the filing of a Registration Statement pursuant to this Section 2.2.3, the Company shall promptly (but in any event within five (5) days), upon determining to seek such deferral, deliver to each Holder requesting inclusion of Registrable Shares in the Demand Offering a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.2.3 and an approximation of the anticipated delay. On the 20th day after the Private Equity Holders have received such certificate, the Demand Request shall be deemed withdrawn automatically unless, prior to such 20th day, the Private Equity Holders deliver to the Company a written notice to the effect that they do not want the Demand Request to be withdrawn.

2.3          Non-Private Equity Offerings and Company Primary Offerings.

(a)           Once per twelve-month period commencing on the Effective Date and any anniversary thereof, the Company may initiate a Public Offering for the benefit of the Non-Private Equity Holders (a “Non-Private Equity Offering”).  The Company may include in such Non-Private Equity Offering Synthetic Primary Shares and shall use the proceeds from the sale of such Synthetic Primary Shares to purchase outstanding Units from Standing Instructions Holders.  In addition, the Company may give written notice (the “Company Notice”) of such proposed Non-Private Equity Offering to all or some Informed Holders (whether or not they have provided Standing Instructions), who shall have the right, exercisable by written notice to the Company within five (5) days of such notice (or a shorter period specified by the Company in any Company Notice delivered in connection with a “bought deal” or an “overnight” Public Offering), to elect to include in such Non-Private Equity Offering such portion of their Registrable Shares as they may request (which such request shall supersede any outstanding Standing Instructions). The Company shall not provide any Company Notice to any Holder who is not an Informed Holder. The Company shall also deliver a Company Notice of such proposed Non-Private Equity Offering to all Private Equity Holders, who shall have the right, exercisable by written notice to the Company within five (5) days of such notice (or a shorter period specified by the Company in any Company Notice delivered in connection with a “bought deal” or an “overnight” Public Offering), to elect to include in such Non-Private Equity Offering such portion of their Registrable Shares as they may request.  Each Non-Private Equity Holder and each Private Equity Holder may condition the inclusion of any Registrable Shares or any specified number of Registrable Shares in such Non-Private Equity Offering on the price to the public per share of Class A Common Stock in such Non-Private Equity Offering being equal to or exceeding one or more minimum prices specified by the Company in such Company Notice. Subject to Section 2.3(b) below, the Company shall include in such Non-Private Equity Offering all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time, in its sole discretion, withdraw or cease proceeding with any such Non-Private Equity Offering.

(b)           If, in connection with a Non-Private Equity Offering, the managing underwriter advises the Company that the inclusion of all Synthetic Primary Shares and Registrable Shares requested to be included would cause a Material Adverse Effect, the Company shall include in such Non-Private Equity Offering the number of Synthetic Primary Shares and Registrable Shares which can be so sold without causing a Material Adverse Effect pro rata among the Holders who requested to be included in such Non-Private Equity Offering and the Company on the basis of the number of Registrable Shares owned by such Holders as of the date of this Agreement or joinder, as applicable, (plus any additional Registrable Shares acquired thereafter) and, in the case of the Synthetic Primary Shares, the number of Registrable Shares owned by the Standing Instructions Holders as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter).

(c)           Except with respect to a Demand Offering, the procedures for which are addressed in Section 2.2, or a Non-Private Equity Offering, the procedures for which are addressed in Section 2.3(a), if the Company proposes to do a Public Offering of Primary Shares (other than (i) the Initial Public Offering or (ii) an Excluded Registration) (a “Company Primary Offering”) and to include in such Company Primary Offering Registrable Shares of any Holder or any Synthetic Primary Shares, then, each such time after the Initial Public Offering, the Company shall give prompt written notice of such Company Public Offering (no later than ten (10) days prior to the filing of the Registration Statement for such Company Primary Offering or, if such Company Primary Offering is pursuant to an effective Shelf Registration Statement, no later than two (2) Business Days prior to the launch of such Company Primary Offering (in each case, a “Piggyback Notice”)) to all of the Holders of Registrable Shares; provided, however, that the Company is permitted to withhold such Piggyback Notice solely in connection with one Company Primary Offering per twelve-month period. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such Company Primary Offering the number of Registrable Shares as each such Holder may request (a “Piggyback Registration”).  Subject to Section 2.3(d) hereof, the Company shall include in each such Company Primary Offering all Registrable Shares with respect to which the Company has received written requests for inclusion therein within five (5) days of such Piggyback Notice (or shorter as specified by the Company in the Piggyback Notice).  The Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date or launch date, as applicable, of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred an eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the holders of the applicable Registrable Shares included in such Registration Statement.

If any time after giving such Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, or the launch date of the Company Primary Offering if pursuant to an effective Shelf Registration Statement, the Company shall determine for any reason not to register and sell the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register and sell such Registrable Shares in connection with the registration and sale of securities originally intended to be included in such registration.

(d)           If, in connection with a Company Primary Offering, the managing underwriter advises the Company that the inclusion of all Primary Shares, Synthetic Primary Shares and Registrable Shares requested to be included would cause a Material Adverse Effect, the Company shall include in such Company Primary Offering the number of Primary Shares, Synthetic Primary Shares and other Registrable Shares which can be so sold without causing a Material Adverse Effect in the following order of priority: first, the Primary Shares, and second, Registrable Shares and Synthetic Primary Shares proposed to be included in the Company Primary Offering pro rata on the basis of the number of Registrable Shares owned by Holders who requested to be included in such Company Primary Offering as of the date of this Agreement or joinder, as applicable, (plus any additional Registrable Shares acquired thereafter) and in the case of Synthetic Primary Shares, the number of Registrable Shares owned by the Standing Instructions Holders as of the date of this Agreement or joinder, as applicable (plus any additional Registrable Shares acquired thereafter).

2.4          Registration Suspension. If the continued use of any Registration Statement filed and declared effective pursuant to this Agreement and which registers Registrable Shares at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving written notice of such action to the Holders of Registrable Shares covered by such Registration Statement, suspend all such Holders’ ability to use such Registration Statement or otherwise make purchases of the Company’s securities for a reasonable period of time not in excess of forty-five (45) days and not more than twice in any twelve (12) month period (a “Registration Suspension”). Each such Holder shall keep confidential the fact that a Registration Suspension is in effect, the notice referred to above and its contents and the reason therefor unless and until otherwise notified by the Company, except (i) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company and agree to keep it confidential, (ii) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (iii) if and to the extent such matters are publicly disclosed and (iv) as required by law, rule or regulation or legal process.  In the case of a Registration Suspension, upon receipt of such written notice, the Holders of Registrable Shares covered by the applicable Registration Statement agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Shares, upon delivery of the notice referred to above. The Company shall immediately notify the Holders of Registrable Shares covered by the applicable Registration Statement upon the termination of any Registration Suspension, otherwise amend or supplement the applicable Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders of Registrable Shares covered by the applicable Registration Statement such numbers of copies of the applicable Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request.  The Company shall, if necessary, supplement or make amendments to the applicable Registration Statements as may reasonably be requested by a Holder of Registrable Shares covered by such Registration Statement.

2.5          Holdback Agreement.

(a)           In connection with any Demand Offering, the Company shall not effect any public sale of any shares of Class A Common Stock or Class A Common Stock Equivalents during the ten (10) Business Days, or such shorter period beginning with delivery of a Demand Notice or Company Notice, as applicable, prior to the anticipated date such Public Offering is expected to be launched (the “Launch Date”) and during such time period after the pricing of such Demand Offering (not to exceed 90 days or sixty (60) days after the first Demand Offering) as the Company and the managing underwriter may agree, in each case except as part of such Demand Offering, pursuant to an Excluded Registration or as otherwise agreed between the Company and the managing underwriter for such Demand Offering.

(b)           In connection with any Demand Offering, Non-Private Equity Offering or any Company Primary Offering, each Holder that participates in such Public Offering (including pursuant to Standing Instructions), shall not effect (subject to any exceptions the managing underwriter may agree) any public sale or private offer or distribution of any shares of Class A Common Stock or Class A Common Stock Equivalents during the ten (10) Business Days, or such shorter period beginning with delivery of a Demand Notice, Company Notice or Piggyback Notice, as applicable, or a notice by the Company to the Informed Holders or Standing Instructions Holders informing them of such Public Offering, prior to the anticipated Launch Date for any Public Offering and during such time period after the pricing of such Public Offering (not to exceed ninety (90) days (or sixty (60) days after the first Demand Offering)) (except as part of such Public Offering) as the managing underwriter may agree (the “Lockup Period”). Each Holder shall receive the benefit of any shorter Lockup Period or permitted exceptions (on a pro rata basis) agreed to by the managing underwriter for any Public Offering pursuant to this Agreement; provided, that nothing herein will prevent any Holder that is a limited liability company, partnership or corporation from making a distribution of shares of Class A Common Stock or Class A Common Stock Equivalents to the members, partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2.5 (subject to any exceptions the managing underwriter may agree). Each such Holder agrees to execute a lock-up agreement in favor of the underwriters to such effect and, in any event, that the underwriters in any relevant Public Offering shall be third-party beneficiaries of this Section 2.5.

(c)           Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each Holder on a pro rata basis in accordance with the number of Registrable Shares owned by each such Holder.

(d)           The obligations of any person under this Section 2.5 are not in limitation of holdback or transfer restrictions that may otherwise apply by virtue of any other agreement or undertaking.

2.6          Registration Procedures. In connection with the Company’s obligations hereunder and subject to the applicable terms and conditions set forth herein, the Company shall as promptly as reasonably practicable:

(a)           prepare and file with the SEC a Registration Statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective by the SEC as promptly as reasonably practicable; and to remain continuously effective; provided, however, that before filing a Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Private Equity Holders of the Registrable Shares covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  The Company shall not file any such Registration Statement (including a Shelf Registration Statement), Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto (including such document that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Offering to which a Private Equity Holder covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law.

(b)           prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to such Registration Statement and the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be necessary to comply with the Securities Act or as necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Holders thereof set forth in such Registration Statement;

(c)           furnish to each Holder of Registrable Shares covered by a Registration Statement and, in the event of a Public Offering, the underwriters of the securities being offered such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to Section 2.4 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Registration Statement of which such Prospectus, amendment or supplement is a part); provided, however, that any such document available on the SEC’s EDGAR database shall satisfy any such obligation;

(d)           if applicable, use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as each Holder or, in the case of a Public Offering, the managing underwriter reasonably requests; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such Registration Statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it or its subsidiaries would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

(e)           promptly notify each Holder of Registrable Shares covered by a Registration Statement and, in the case of a Public Offering, each underwriter (i) when a Prospectus or any prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(o) below cease to be true and correct, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            make generally available to the Company’s stockholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(g)           in the case of a Public Offering, if requested by the managing underwriter or any Holder participating in such Public Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(h)           promptly make available for inspection by any Holder disposing of Registrable Shares pursuant to any Registration Statement, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (h) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company is in the process of requesting or has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Inspectors requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Inspector agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(i)            in the case of a Public Offering, furnish to each Holder and underwriter participating in such Public Offering a signed counterpart of (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the Company’s independent public accountants and the independent public accountants who have audited any other financial statements (including with respect acquired businesses) included or incorporated by reference into the Prospectus, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders or managing underwriter reasonably requests;

(j)            cause the Registrable Shares included in any Registration Statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed prior to the effectiveness of such Registration Statement or (B) authorized to be quoted and/or listed (to the extent applicable) on an automated quotation system if the Registrable Shares so qualify;

(k)           provide a transfer agent and registrar for all Registrable Shares registered hereunder and provide a CUSIP number for the Registrable Shares included in any Registration Statement not later than the effective date of such Registration Statement;

(l)            cause its officers to use their reasonable best efforts to support the marketing of the Registrable Shares covered by the Registration Statement (including participation in “road shows”) taking into account the Company’s business needs;

(m)          cooperate with counsel to the Holders and, in the case of a Public Offering, each underwriter participating in the disposition of such Registrable Shares in connection with any filings required to be made with FINRA;

(n)           during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(o)           in the case of a Public Offering, enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with a Public Offering; and take all such other actions reasonably requested by the Holders of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Shares, and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested and (ii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(p)           advise each Holder of Registrable Shares covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.7          Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article II including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Rule 5121 of FINRA regulations, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing Prospectuses if the printing of Prospectuses is requested by a Holder), “road show” expenses, messenger and delivery expenses, the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), fees and expenses of independent public accountants who have audited any other financial statements (including with respect acquired businesses) included or incorporated by reference into the Prospectus (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of other persons retained by the Company and the reasonable and documented fees and expenses of one counsel for all Holders participating in a registration pursuant to this Agreement (the “Registration Expenses”) shall be borne by the Company whether or not any Registration

Statement becomes effective or any sale is made in a Public Offering; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Shares or any accountants or other persons (except as set forth above) retained or employed by the Holders, which expenses shall be borne by the relevant Holders who retained or employed such Persons.

2.8          Indemnification. In the event any Registrable Shares are included in a Registration Statement under this Agreement:

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, and each of its employees, advisors, agents, representatives, members, partners, officers and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, and each of such controlling person’s employees, advisors, agents, representatives, members, partners, officers and directors (collectively, the “Holder Affiliates”) against any and all losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.8(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, any filing made in connection with the qualification of the offering under the securities or other “blue sky” law of any jurisdiction in which Registrable Shares are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or of the Exchange Act, or any violation by the Company of this Agreement and will reimburse each such Holder and Holder Affiliate for any legal or other expenses reasonably incurred in connection with investigating, defending or settling any such loss, claim, damage, liability, costs, judgment, fine, penalty, charge or actions or proceedings; except insofar as any such statements or omissions are made in reliance upon and in strict conformity with information or affidavits furnished in writing to the Company by such Holder or any Holder Affiliate for use in such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto. The reimbursements required by this Section 2.8(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)           Each participating Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto and, to the fullest extent permitted by law, each such Holder will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange

Act) against any and all losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such Holder or any of its Holder Affiliates specifically for inclusion in the Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto; provided that the obligation to indemnify will be several, not joint and several, among such Holders, and the liability of each such Holder will be in proportion thereto and, provided, further, that such liability will be limited to the net proceeds received by such Holder from the sale of Registrable Shares (net of any underwriting discounts and commissions) pursuant to such Registration shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement, Prospectus or preliminary Prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions of this Agreement, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.  Notwithstanding the foregoing, an indemnified party shall have the right to employ separate counsel at the indemnifying party’s expense to participate in the defense of a claim if the named parties to any such claim (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by outside counsel that there is an actual conflict of interest between the indemnifying party and indemnified party that would make it inappropriate in the reasonable judgment of such outside counsel for the same counsel to represent both the indemnified party and indemnifying party.

(d)           Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or 2.8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities, costs, judgments, fines, penalties, charges, amounts paid in settlement or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, costs, judgment, fines, penalties, charges, amounts paid in settlement or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) defending any such action or claim. Notwithstanding the provisions of this Section 2.8(d), no Holder shall be required to contribute an amount greater than the proceeds (net of any underwriting discounts and commissions) received by such Holder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8(d) to contribute shall be several and not joint in proportion to the amount of Registrable Shares registered by them.

(e)           If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8(a) and 2.8(b) of this Agreement without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(d).

(f)            The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

(g)           Any indemnified parties pursuant to this Agreement shall be third-party beneficiaries of this Section 8.

(h)           The indemnity and contribution agreements contained in this Section 2.8 are in addition to any other liability that the indemnifying parties may otherwise have to the indemnified parties; provided that in no event shall any Holder of Registrable Shares be liable to any indemnified parties with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, Prospectus or any preliminary Prospectus or any amendment thereof or supplement thereto for any amount in excess of the amount by which the net proceeds to the indemnifying party from the sale of the Registrable Shares sold in the transaction that resulted in any liability, exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification or contribution obligation hereunder).  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provision in the underwriting agreement shall control.

2.9          Transfer of Registration Rights.

(a)           The rights of each Holder under this Agreement may be assigned to (i) a transferee of Registrable Shares that constitute at least 1% of the Company’s or Focus LLC’s outstanding Class A Common Stock or Units, as the case may be; provided, however, (i) that any such transfer is permitted in accordance with the Operating Agreement and any other applicable documents, (ii) that any such transfer is not pursuant to Rule 144 under the Securities Act or a registration statement filed pursuant to this Agreement, and (iii) that the Company is given written notice by such Holder at or within a reasonable time after said transfer, stating the name and address of such transferee and identifying the Registrable Shares with respect to which such registration rights are being transferred. Notwithstanding the foregoing, any Holder may: (A) transfer rights to a transferee of Registrable Shares if such transferee is (i) an Affiliate or Affiliated Investor of any Holder or (ii) any family member or trust for the benefit of any individual Holder; and (B) transfer rights in connection with effecting in-kind or similar distributions of all or part of its Registrable Shares to its direct or indirect equityholders, managers, employees, agents or representatives. Any such transferee permitted by this Section 2.9(a) (a “Permitted Transferee”) shall be required to execute the joinder agreement set forth in Exhibit A.

(b)           If the Company may at any time hereafter provide to any Person who is a holder of any securities of the Company or Focus LLC rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the Holders in, or conflict (in a manner that adversely affects the Holders) with any other provisions included in, this Agreement; provided, however, that any rights which are the same as or equal to the rights provided in this Agreement will not be considered in conflict with or to adversely affect the rights of the Holders provided in this Agreement. To the extent the Company provides any right to others that are more favorable than those provided for herein, this Agreement shall be deemed to be automatically modified to ensure that such Holders will have the benefit of terms that are at least as favorable as those provided to such other Persons. The Company shall provide prompt notice to the Holders of any such modifications.

(c)           For the purposes of calculating any percentage of Class A Common Stock or Units, as the case may be, as contemplated by this Section 2.9, the term “Holder” shall include all Affiliates thereof owning any Registrable Shares.

2.10        Current Public Information.

(a)           With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)            make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times from and after 90 days following the Effective Date;

(ii)           file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time during which it is subject to such reporting requirements); and

(iii)          furnish to any Holder, so long as such Holder owns any Registrable Shares, upon the reasonable request by such Holder, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the Effective Date), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and (c) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration, provided, however, that any such document requested pursuant to clauses (b) or (c) above and available on the SEC’s EDGAR database shall satisfy any such obligation under clause (b) or (c) above.

(b)           Notwithstanding anything in this Section 2.10, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

2.11        General Rules Applicable to Registration Statements.  No Holder may participate in any Demand Offering, Non-Private Equity Offering or Company Primary Offering unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.12        In-Kind Distributions.  If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Shares to its direct or indirect equityholders pursuant to Section 2.9(a), the Company will, subject to applicable lockups, work with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder.

ARTICLE III

MISCELLANEOUS

3.1          Notices.  All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) expedited overnight delivery service with proof of delivery, (c) via facsimile with confirmation of delivery or (d) electronic mail, addressed to the respective addressee(s). All notices hereunder to the Company or Focus LLC shall be mailed to it at the respective address of its principal place of business and all notices to the Holders shall be mailed to them at their last known addresses as shown on the books and records of the Company. Any Holder may change its address by giving notice in writing to the other Holders of its new address.

3.2          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

3.3          Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, subject to Section 2.9 their respective successors and assigns.

3.4          Termination.  This Agreement shall terminate when no Registrable Shares remain outstanding; provided that Section 2.8 and Article III shall survive any termination hereof.

3.5          Descriptive Headings.  The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof. References herein to Sections are references to Sections of this Agreement, except as otherwise indicated.

3.6          Specific Performance.  The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach, without posting a bond or other undertaking, and this being in addition to any other remedy to which such party is entitled at law or in equity.

3.7          Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO RULES OR PRINCIPLES OF CONFLICTS OF LAW REQUIRING THE APPLICATION OF THE LAW OF ANOTHER STATE.

3.8          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

3.9          Waiver of Jury Trial; Consent to Jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s address as provided pursuant to Section 3.1 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 3.9.

3.10        Amendments; Entire Agreement.  Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing by the Company and each Private Equity Investor holding Registrable Shares; provided, that no amendment to this Agreement shall be effected if such amendment materially adversely affects a Holder or group of Holders in a manner that is disproportionate relative to the effect on any other Holder, unless such Holder or Holders holding a majority of the Registrable Shares of such group of Holders at the relevant time of determination consents thereto. Any waiver of any provision of this Agreement shall be subject to the same approval requirements as an amendment in the event that such amendment would have the same effect as such waiver. This Agreement supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

3.11        Merger or Consolidation.  In the event the Company engages in a merger or consolidation in which the Registrable Shares are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Holders then holding at least a majority of the Registrable Shares otherwise agree, use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Holder hereunder, such modification shall not be effective as to such Holder without the consent of such Holder.

3.12        No Recourse.  This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

3.13        Acknowledgment.  Each of the Private Equity Holders acknowledges and agrees to comply with the liquidity limitations and restrictions on transfer set forth in Section 3.11 of the Operating Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ Ruediger Adolf
	Name:	Ruediger Adolf
	Title:	Chief Executive Officer

FOCUS FINANCIAL PARTNERS, LLC

By:	Focus Financial Partners Inc.,
its managing member

By:	/s/ Ruediger Adolf
	Name:	Ruediger Adolf
	Title:	Chief Executive Officer

SIGNATURE PAGES
REGISTRATION RIGHTS AGREEMENT
IN CONNECTION WITH FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
FOCUS FINANCIAL PARTNERS, LLC

Stockholders

TRIDENT FFP LP

By:	Trident FFP GP LLC, its general partner

	By:	/s/ Peter M. Mundheim
		Name:	Peter M. Mundheim
		Title:	Vice President & Assistant Secretary

TRIDENT VI, L.P.

By:	Stone Point Capital LLC, its manager

	By:	/s/ Peter M. Mundheim
		Name:	Peter M. Mundheim
		Title:	Principal

TRIDENT VI PARALLEL FUND, L.P.

By:	Stone Point Capital LLC, its manager

	By:	/s/ Peter M. Mundheim
		Name:	Peter M. Mundheim
		Title:	Principal

TRIDENT VI DE PARALLEL FUND, L.P.

By:	Stone Point Capital LLC, its manager

	By:	/s/ Peter M. Mundheim
		Name:	Peter M. Mundheim
		Title:	Principal

SIGNATURE PAGES
REGISTRATION RIGHTS AGREEMENT
IN CONNECTION WITH FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
FOCUS FINANCIAL PARTNERS, LLC

KKR FREYA AGGREGATOR L.P.

By:	KKR Freya Aggregator GP LLC, its general partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Chief Financial Officer

KKR AMERICAS XII (FREYA) BLOCKER PARENT L.P.

By:	KKR Associates Americas XII L.P., its general partner

By:	KKR Americas XII Limited, its general partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR AMERICAS XII EEA (FREYA) BLOCKER PARENT L.P.

By:	KKR Associates Americas XII L.P., its general partner

By:	KKR Americas XII Limited, its general partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

SIGNATURE PAGES
REGISTRATION RIGHTS AGREEMENT
IN CONNECTION WITH FOURTH AMENDED AND RESTATED OPERATING AGREEMENT
FOCUS FINANCIAL PARTNERS, LLC

EXHIBIT A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) is made and entered into as of [•] by the undersigned (the “New Holder”) in accordance with the terms and conditions set forth in that certain Registration Rights Agreement by and among Focus Financial Partners Inc., a Delaware corporation (the “Company”), Focus Financial Partners, LLC, a Delaware limited liability company (“Focus LLC”) and the Holders party thereto, dated as of [•] 2018 (as the same may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”), for the benefit of, and for reliance upon by, the Company, Focus LLC and the Holders.

WHEREAS, New Holder has acquired certain Registrable Shares from [•].

WHEREAS, the New Holder desires to exercise certain rights granted to it under the Registration Rights Agreement; and

WHEREAS, the execution and delivery to the Company of this Joinder by the New Holder is a condition precedent to the New Holder’s exercise of any of its rights under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Joinder hereby agree as follows:

(a)           Agreement to be Bound. The New Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

(b)           Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns.

(c)           Notices. For purposes of notices pursuant to the Registration Rights Agreement, all notices, requests and demands to the New Holder shall be directed to:

[Name]
[Address]

(d)           Further Assurances. The New Holder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Company to carry out the provisions of this Joinder or the Registration Rights Agreement.

(e)           Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

FOCUS FINANCIAL PARTNERS INC.

By
Name:
Title:

FOCUS FINANCIAL PARTNERS, LLC

By:	Focus Financial Partners Inc.
Its Managing Member

By:
Name:
Title:

[NEW HOLDER]

By:
Name:
Title:

A-2